LICENSE AND SERVICES AGREEMENT

This License and Services Agreement (“Agreement”) is entered into as of August 30, 2004 (“Effective Date”), by and between Audible, Inc., a Delaware corporation having offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07470 (“Audible”), and audible.de GmbH, a limited liability company established under the laws of Germany with its seat in Munich (“Company”).

R E C I T A L S

WHEREAS, Holtzbrinck NetworXs AG, a German corporation headquartered at Munich (“Holtzbrinck”) and Verlagsgruppe Random House GmbH, a German corporation headquartered in Munich (“RH Germany”) and Audible have established the Company as a joint venture, with each entity having an ownership interest in the Company as set forth in the various agreements and documents establishing the Company;

WHEREAS, Audible has developed and operates a service that allows end user licensees to access digital audio spoken word programming content (“Content”) for immediate play and streaming, and/or for storage and time-shifted playback to an end user’s computer, server or other device or media capable of accessing such Content (collectively with any changed, expanded or updated versions of such service offerings implemented by Audible and made available to Company, the “Audible Service”), with such end user licensees acquiring Content for their own use and not for redistribution (“End Users”);

WHEREAS, Audible has developed the leading position in the rapidly growing market for downloading digital audiobooks and spoken content in the United States through the Audible Service and possesses experience, technology and relationships that can support the development of the Audible Service offerings for the German-speaking market; and

WHEREAS, the Company desires to create, develop and expand its business in various German-speaking countries through the creation, development, promotion and operation of a German version of the Audible Service aimed at the German-speaking market, and Audible desires to provide certain technology, know-how and services to support Company in these efforts consistent with the terms and conditions of this Agreement. While the parties intend to work cooperatively to establish and implement the Business (as the term is defined herein), they understand that Audible shall have the lead role with respect to the technology-related tasks required to establish, implement and Launch the Business (as the terms are defined herein), with Company providing its full support, input and cooperation at all times as requested by Audible and as otherwise required in accordance with this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1
THE BUSINESS

1.1 General. This Agreement is intended to and shall describe and encompass the relationship between Audible and Company relating to the Audible Service as well as any technology, know-how or services provided or referred to herein.

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1.2 Exclusive Appointment to Operate the Business and Limitations. Subject to the terms and conditions of this Agreement, Audible hereby grants to Company the exclusive right and license during the Term (as defined in ARTICLE 7) to conduct and operate the Business, and Company accepts such grant. Both parties shall use their commercially reasonable efforts to conduct the Business at all times and faithfully, honestly and diligently perform their obligations under and in accordance with this Agreement (the “Appointment”). The terms “Business” and the “Exclusive Field” each means establishing, providing, operating and promoting a German language web site that is a German language version of the Audible Service, to offer and sell licenses to End Users worldwide to download digital audio books and audio spoken word content primarily in German. The term “Audible Content” means English-language Content that is sourced from or by Audible. The parties understand that while the editorial of such web site shall be in the German language, it may include some English language elements that are incidental to the Business and editorially appropriate, including by way of illustration, English-language titles, reviews, customer feedback, and similar materials. Accordingly, there is no requirement that all elements of the Business be in German but that it be predominantly in German, and provided that Company complies with the terms and conditions of this Agreement.

The means by which the Content may be distributed to End Users may include, without limitation: (i) distributing via various methods, regardless if such methods are currently developed and known already or will evolve in the future, such as (but not limited to) downloads streaming, push- and pull services; (ii) distributing over various networks such as but not limited to Internet cable networks, satellite networks, cellular networks, radio networks; (iii) distributing in the context of various services such as but not limited to www, e-mail, FTP, P to P Applications; (iv) distributing in various formats such as but not limited to MP3, MP4, AA, wma; realaudio, egg vorbis, etc.; or (v) distributing on various devices such as but not limited to PC, Mobile Phones, PDA, Smartphones; Audio Players and portable Audio Devices, in each case as authorized by this Agreement. Company agrees that all Audible Content shall be stored, served and provided only from systems owned or controlled by Audible. All End User sales (and any other sales that may be authorized by Audible) of licenses to Audible Content shall be on terms acceptable to Audible.

Notwithstanding anything to the contrary in this Agreement, all rights granted to Company shall be deemed to be subject to any restrictions and limitations to which Audible is subject (e.g., from its third party licensors and service providers). Company agrees to comply with any such restrictions and limitations which Audible has informed the Company of.

1.2.1 Establishment of the Business. In furtherance of the Appointment and subject to the terms and conditions of this Agreement, the parties shall jointly create and establish the web site through which the Business will be conducted. Company shall have primary responsibility for operating and controlling the operation of the Business, with Audible providing supporting Services (as the term is defined in Section 2.2) and certain rights and Audible Content as further described in this Agreement. The Business will be operated in accordance with this Agreement, solely in the Exclusive Field (subject to Section 1.2.2 below), and will allow End Users (“Company End Users”) to download digital spoken word audio content primarily in German (collectively, “Company Content”) although Audible Content will also be available. Audible agrees to use its reasonable efforts to provide Company with Audible’s existing documentation describing Audible’s procedures for managing day-to-day interactions with customers, solely for use in managing the day-to-day operations of the Business consistent with Audible’s practices.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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1.2.2 Incidental Spillover. The preceding notwithstanding, the parties acknowledge and agree that, due to the nature of the Internet, it may be possible that, despite Company’s operation of the Business in accordance with this Agreement, some customers outside of the Exclusive Field may access and place orders with the Business, and that such incidental “spillover” shall not be deemed to be a violation of the Appointment or of Company’s obligations under this Agreement. Likewise, the parties further acknowledge and agree that, due to the nature of the Internet, it may be possible that customers within the Exclusive Field may access the web sites of Audible or its partners or licensees and place orders with such parties, and that such incidental “spillover” shall not be deemed a violation of Audible’s obligations under this Agreement or otherwise. It is expressly agreed that neither party will solicit or otherwise actively encourage such “spillovers” provided that this shall not preclude Audible or its licensees from promoting the Audible Service through websites in languages other than German.

1.3 Management of the Company-Audible Relationship. To initiate and foster an effective, collaborative, working relationship between Audible and Company, the parties will agree upon appropriate procedures and processes to manage their relationship with respect to the Business, and to administer this Agreement and the activities undertaken pursuant to this Agreement. To that end, each party shall designate one qualified person to act as its primary point of contact to administer this Agreement (the “Relationship Managers”). The specific scope of authority of the Relationship Managers shall be as mutually agreed by the parties; however, the parties intend that the Relationship Managers will be the primary interfaces for managing and coordinating the parties’ day-to-day interactions. The Relationship Managers will communicate regularly and will meet regularly (whether in person, by teleconference, or as otherwise agreed) pursuant to an agreed upon schedule and as circumstances warrant, so that Audible and Company may be kept fully apprised of matters related to their relationship (e.g., progress of undertakings, new opportunities, delays, etc.), and so that the parties may resolve (and if appropriate, escalate to more senior executives) and mitigate the effect of any problems.

During the period that the Monthly Payments are to be made pursuant to Section 2.3.1, below, the parties will meet every sixty (60) days to review the Services, including progress by Audible on outstanding tasks and any problems that may have arisen during the preceding sixty (60) day period. If the parties agree (with agreement not being withheld unreasonably) that progress of the Services is proceeding in a reasonably agreeable manner, and that there are no material outstanding problems in the Services that are not being remediated in a reasonably acceptable manner (consistent, where applicable, with the parties’ agreement as to any solutions), then the Monthly Payments covering the applicable sixty (60) day period shall be deemed to be accepted by the parties and not subject to any contingency or refund right. If the parties do not so agree, then the parties shall use their respective good faith efforts to agree upon a remediation plan to resolve any problems (including, if necessary, by escalating the outstanding issues to their respective senior management for resolution in accordance with Section 10.1, except that the relevant time period under Section 10.1 shall be thirty (30) days for purposes of this Section) and the two (2) Monthly Payments covering the applicable sixty (60) day period at issue shall be deemed to be subject to such reasonable adjustment pending resolution of the problems as the parties may mutually agree upon. The parties shall memorialize their respective agreements under this paragraph in writing. As used in this Agreement, the term “Launch” means (i) the successful completion of alpha and beta testing of the web site through which the Business is conducted in accordance with the Project Plan, and (ii) the Business having at least 250 German language Content titles available for sale, and enabling End Users to sign-up for service and to purchase and download content, as described more fully in the Project Plan in Schedule 2.1.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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1.4 Compliance With Laws And Good Business Practices. Company shall secure and maintain in force in its name all required licenses, permits and certificates relating to the operation of the Business, except for licenses being provided by Audible for shared services which may be in both companies’ names. Company shall operate the Business in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all applicable United States (for those aspects of the Business hosted or otherwise conducted in the United States), German, European Union and other laws and regulations relating to privacy, the use or transfer or disclosure of personal or technical data and information, workers’ compensation insurance, unemployment insurance and taxes. All advertising and promotional materials Company uses to promote the Business must conform to high standards of ethical advertising. Company shall operate the Business adhering to the highest standards of honesty, integrity, fair dealing and ethical conduct and shall refrain from any business or advertising practice that might harm Audible or the goodwill associated with the Business or, in the case of Company, the Audible Service. Audible shall support the Company reasonably with its obligations under this Section, utilizing its experience in developing businesses similar to the Business in other jurisdictions. Each party shall notify the other party in writing within five (5) days after the commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental unit, which might adversely affect the other party or its agents or affiliates, the Business or the Audible Service, or the reputation and goodwill of the other party, the Business or of the Audible Service.

1.5 Reservation by Audible. All sales and distribution of Audible Content shall be on terms acceptable to Audible. Notwithstanding the preceding or anything to the contrary in this Agreement, Audible shall have the right at any time to enter into any contractual relationships or arrangements that may overlap with or otherwise include the Exclusive Field or the exclusive rights granted to Company under this Agreement, without restriction, and to continue any such relationships and arrangements existing as of the Effective Date. However, Audible agrees that, during the Term (as defined in Section 7.1) the economic benefits that Audible receives from any such relationships or arrangements shall be provided to the Business to the extent of any overlap with the Exclusive Field, except in cases where the Company chooses to opt-out of receiving such benefits from such relationships or arrangements. By way of illustration, if Audible enters into a multi-country contractual arrangement with a third party for distribution of Content including distribution within the Exclusive Field, the portion of Audible’s economic benefit from such arrangement that is attributable to the Exclusive Field shall be provided to the Business. By way of further illustration, if Audible enters into an agreement with a device manufacturer that contains a revenue sharing component, the portion of Audible’s economic benefit from such arrangement that is attributable to the Exclusive Field shall be provided to the Business. However, if and to the extent the Business chooses to take advantage of any such relationship or arrangement overlapping with the Exclusive Field, the Business shall be responsible for payment of any obligations due from Audible pursuant to such relationship or arrangement that are attributable to the Exclusive Field.

1.6 Music Sites. Notwithstanding anything to the contrary in this Agreement, Company agrees the Business shall not be or become primarily dedicated to music, and Company shall not authorize or otherwise permit any commercially branded internet based digital download/streaming distribution service primarily dedicated to music to integrate any Content into such service for commercial sale or other distribution, without the express prior written consent of Audible.

1.7 Channel Partners. Subject to the terms of this Agreement, Company may authorize third parties to act, within the Exclusive Field, as the alliance partners, sub-agents or sub-distributors with respect to the marketing and/or distribution of Content (each, a “Channel Partner”). Prior to Company’s approaching or establishing any relationships with Channel Partners, the parties shall mutually agree upon a technique, procedure and parameters for working with the Channel Partners.

(a)    Audible’s prior written consent shall be required for any sale or distribution of any Content that is not solely through a “mirror” site where Audible, on behalf of the Business, processes the transactions and provides fulfillment of Content-related orders; Audible’s prior written consent also shall be required with respect to any implementation or technology issues related to establishment or operation of any “mirror” site. Mirror sites may include “white label” or “private label” versions of the web site of the Business. Audible’s prior written consent shall not be unreasonably withheld or delayed.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(b) Audible’s prior written consent shall be required for any Channel Partners that are multi-national entities or whose products or services are offered on a multi-national basis. Notwithstanding the preceding, Audible’s prior written consent shall not be required to approach such Channel Partners if the relationship is limited to German language activities within the Exclusive Field, provided that Company obtains Audible’s prior written consent for entering into any contracts with such Channel Partners. Where Audible’s consent is required under this paragraph, such consent shall not be unreasonably withheld or delayed.

(c) Audible’s prior written consent shall be required for any sharing of any Confidential Information related to Audible, the Audible Content or other intellectual property of Audible, or related to the relationship between Audible and the Business; however, Company may disclose the existence, but not the terms, of its relationship with Audible without the requirement of prior written consent.

Company shall be responsible for assuring each Channel Partner’s compliance with this Agreement and each agreement with Company, and Company shall enforce such agreements; any breach of any term or requirement of this Agreement by any such party shall be deemed to be Company’s breach for purposes of this Agreement. Company shall qualify all people or organizations seeking to become Channel Partners and shall train any such accept-able Channel Partners as reasonably necessary to assure an acceptable level of quality and performance. Company shall regularly evaluate the performance of each Channel Partner for purposes of determining the level of skill of each such parties’ relationship with End Users, and the general representation of the Business and the Content afforded by each Channel Partner. Audible shall have access, upon reasonable prior notice, to all written contracts of Company pertaining to any activities related to the marketing, sale or distribution of Content by the Channel Partners.

1.8 Device Deals and Similar Relationships. Company shall not enter into any contracts or relationships for the manufacture of devices (e.g., hardware enabled to access, read, store, or play Content) except with the prior written approval of Audible (which shall not be unreasonably withheld or delayed), and subject to any terms and restrictions arising out of Audible’s relationships with device manufacturers and providers (collectively, “Device Manufacturers”). Prior to Company’s approaching any Device Manufacturers, the parties shall mutually agree upon a strategy and procedure for approaching, negotiating and establishing relationships with prospective Device Manufacturers, and on the roles that Audible and Company will have in any negotiations with such parties. Audible agrees that it shall seek input from Company prior to entering into a contract with a Device Manufacturer for the marketing or distribution of such devices in the Exclusive Field.

ARTICLE 2
IMPLEMENTATION AND SERVICES

2.1 Implementation of the Business. The parties will, subject to the terms and conditions of this Agreement, implement the Business in accordance with the agreed-upon project plan attached to this Agreement as Schedule 2.1 (the “Project Plan”). Each party agrees to undertake and perform its respective responsibilities and tasks assigned to it in accordance with the Project Plan. As further described in the Project Plan, the parties intend and agree that Audible shall have overall responsibility for managing the technology/infrastructure issues related to establishing, implementing and Launching the Business, subject to the Company providing its full support, input and cooperation at all times as reasonably requested by Audible and as otherwise required in accordance with this Agreement and the Project Plan. The parties intend that the Project Plan be a “living document” and as such, will be updated (while remaining consistent with the responsibilities and roles set forth in it except with the parties’ express mutual agreement in writing) by the parties throughout the course of implementing the Business, so that it remains current and responsive to the evolving business considerations related to the successful Launch and operation of the Business. The parties, through their Relationship Managers, will agree upon any necessary operational procedures for updating and modifying the Project Plan.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.2 Business Services. Subject to the terms and conditions of this Agreement, Audible agrees to provide the pre-Launch and post-Launch services in support of the Business as are allocated to Audible under this Agreement or agreed upon by the parties (collectively, the “Services”). A description of the Services to be provided by Audible initially, upon request of the management of the Company, until and following Launch is set forth in Schedule 2.1 and Schedule 2.2. The parties understand and acknowledge that the tasks undertaken by Audible depend, in part, upon the timely and complete performance of Company of its respective obligations on which Audible’s tasks depend, and agree that Audible shall not incur liability to the extent that its failure to perform under this Agreement is caused by the Company’s failure to meet its obligations.

While Audible is providing Services prior to a Transition (as defined in Section 2.5), Audible only will be responsible for correcting problems in the Audible IP and systems used to run the Business for which Audible is responsible, when and to the same extent that Audible makes such corrections in the Audible Service (i.e., Audible will, as part of the Services, implement for the Business such updates, bug fixes, patches or other updates to the Software licensed by Audible to the Business as Audible implements for the Audible Service). Specific post-Transition activities to be undertaken by Audible shall be as mutually agreed upon as part of the Transition Plan. For the avoidance of doubt, under this paragraph while Audible is providing Services prior to a Transition Audible agrees that to the extent the Company is operating off of the same systems and architecture that Audible uses in its own business operations, Audible will keep these systems current with Audible’s own systems. This includes, for example, correcting problems on the Audible systems used in the Company’s business when and to the extent that Audible corrects problems in its own systems that may affect the Company’s systems, or as otherwise provided in Schedule 2.2. This obligation is subject to the Company’s business not migrating to a third party service provider for system operation or to another platform, or the Company’s business introducing additional or different software/hardware/services etc. that vary from those used by Audible. The parties acknowledge that Audible's capacity and ability to maintain these systems will influenced by and dependent upon external factors (e.g., relationships with third party service providers, third party vendor licensing agreements, support agreements, interoperability issues, etc.), and agree that if a transition or migration from Audible or its systems occurs, Audible's obligations, if any, including any post-Transition obligation undertaken by Audible, will be adjusted appropriately.

2.3 Compensation for Services. Compensation to Audible for Services shall include the amounts set forth in this Section 2.3, and any other Services-related compensation agreed upon by the parties (collectively, the “Services Compensation”).

2.3.1 Monthly Payment. In consideration of the Company’s right to obtain the rights and licenses granted to it and the Services during the Initial Term, Company agrees to pay to Audible the non-recoupable amount of US$30,000 per month (the “Monthly Payment”), for a period of thirty (30) months or, if shorter, for such period that the Company is in business. The first Monthly Payment will be paid to Audible within thirty (30) days following the Effective Date.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.3.2 Payment of Incremental Expenses. Subject to the terms of this Section 2.3 Company also agrees to pay Audible any Incremental Expenses, which shall be chargeable pursuant to the terms of this Section 2.3. The term “Incremental Expenses” means expenses and costs (including fees, costs and expenses arising out of or related to the Services) that Audible incurs specifically for the Business, including Transition, to help launch or serve the Business, provided that such costs are specifically incurred by Audible for, and are clearly allocable to, the Business and are beyond or in addition to Audible’s normal business expenses. By way of illustration and not limitation, Incremental Expenses include: (i) additional license fees Audible incurs to any licensor specifically in performance of the Services or the Business, (ii) additional costs Audible incurs for Content, translation of content, or processing of Content, (iii) additional costs Audible incurs related to customer service systems or server hosting or bandwidth costs specifically related to the Business, with such costs calculated in accordance with Schedule 2.3.2, (iv) all or an appropriate proportion of the cost of any licenses or hardware that Audible acquires for use by Company (except for certain licenses or hardware covering Audible’s capacities existing as of the Effective Date, with such costs calculated in accordance with Schedule 2.3.2). The parties agree that Company will not be charged for time spent by Audible’s management in connection with the Business; however, if Audible incurs other Incremental Expenses for its personnel supporting the Business (e.g., if Company’s needs for the Business are such that Audible is not reasonably able to use existing personnel and, as a result, hires additional employees), all or the appropriate proportion of such costs of additional, non-management personnel shall be Incremental Expenses. In general, costs and expenses incurred by Audible that are allocable both to the Business and to Audible’s own or third parties’ business (including costs and expenses in excess of the thresholds set forth in the preceding sentences) shall be reimbursed on a pro rata basis. In cases where a clear allocation is not possible, the parties shall in good faith agree on a mechanism for a fair and appropriate sharing of such costs and expenses. To assist the Company in budget planning, Audible has attached in Schedule 2.2 a list of the material applications and systems it intends to use for the Business. The parties expect that Audible will not incur more than US$* * * in Incremental Expenses (excluding costs for translated Content, for which another US$* * * has been budgeted) through Launch (based on the initial version of the Project Plan), and Company expressly approves reimbursement of up to US$* * * in one-time Incremental Expenses (plus up to US$* * * in costs for translated Content, as budgeted in the Project Plan) actually incurred through Launch.

2.3.3 Reimbursement. If and to the extent that Audible incurs Incremental Expenses, Company shall reimburse all such amounts within thirty (30) days following submission of an appropriate invoice, subject to the conditions set forth in this Section 2.3. Except for the approved reimbursements described in Section 2.3.2, all Incremental Expenses exceeding US$1,000 in each case, including but not limited to those that are estimated in the then-current Project Plan (or otherwise incurred by Audible consistent with this Agreement) will be reimbursable after prior written approval of the Company, which will not be unreasonably withheld; however, Audible shall not be obligated to incur any expenses or costs that are not approved by Company, and Company understands that its delay or rejection or failure to reimburse any such amounts may have an adverse impact on the Business and/or the Launch, for which Audible shall not be liable. Evidence reasonably documenting Incremental Expenses incurred (and Services provided) will be furnished to Company upon request or as mutually agreed, and Company will have the right to audit and verify any Incremental Expenses that Audible charges Company.

2.4 Cooperative Marketing Efforts. Company shall develop a plan to market and promote the Business and the Content to prospective and potential Company End Users in the Exclusive Field, and shall be responsible for the marketing of the Business (“Marketing”). Company will not engage during the Term in Marketing any services or products competitive with the Business or that include digital spoken word audio distributed online, over the airwaves, or in any manner of distribution described in Section 1.2.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.5 Transition. The parties will work cooperatively and in good faith to mutually agree in writing (including, if applicable, by means of a separately signed amendment to this Agreement or separately signed agreement) upon a process and plan for transitioning the post-Launch Business from an Audible Services-environment to a “standalone” environment should the parties agree that it is in the best interest of the Business to do so, so that Company may operate the Business and its underlying systems without Audible’s providing any or all of the Services (“Transition” and the “Transition Plan”). This process and plan may include, by way of example, establishing and maintaining a remote “hot” backup site for the Business so that the Business may be transferred from Audible-controlled servers to Company-controlled servers rapidly if there is a problem with Audible’s systems or if Company elects to Transition the Services away from Audible. Notwithstanding anything to the contrary in this Agreement, no Transition may occur until after the first anniversary of the date on which Launch occurred has passed.

The parties also will mutually agree in writing upon: (i) the conditions that may give rise to a Transition and the terms and limitations pursuant to which a Transition would occur, including ongoing obligations and undertakings of the parties post-Transition, and (ii) on appropriate limitations, reasonably acceptable to Audible, on successor service providers for the Business, so that Audible’s rights in and to Audible’s intellectual property (including Audible Know-How, as defined in Section 3.3, below) are protected against use by or disclosure to competitors of Audible. The occurrence of any Transition shall not affect any payment obligations of Company with respect to the Royalty or any other amounts that may be chargeable for use of the intellectual property or assets of Audible or its licensors. Any Incremental Expenses incurred in connection with a Transition shall be borne by Company. As shall be further addressed in the Transition Plan, Audible will work with Company to provide Company with such existing Audible documentation and manuals that are reasonably necessary for Company to operate the Business post-Transition in substantially the same manner as it operated the Business prior to Transition.

Notwithstanding anything to the contrary in this Agreement or in any Transition Plan, Audible shall have no obligation or liability following Transition for any problems or matters that arise out of or result from: (i) any breach of this Agreement by Company or anyone acting on its behalf, (ii) the modification or commingling of any Audible IP (as defined in Section 3.3) or any other materials, information, technology or systems provided by Audible (or that Audible supported) with any products or other materials not supplied or authorized by Audible, (iii) the abuse or misuse of any Audible IP (as defined in Section 3.3) or any other materials, information, technology or systems provided (or supported) by Audible, or their use in an otherwise unauthorized, unlawful or inappropriate manner. Audible’s post-Transition obligations shall not extend beyond providing such continuing support and updates, if any, as are agreed upon in the Transition Plan regarding the unmodified materials, information, technology and systems provided by Audible. However, to the extent that Audible has an obligation to correct a problem arising prior to the occurrence of a Transition, Audible will work with the Company in good faith to correct the problem, including during or after Transition if necessary.

2.6 Independent Operation. Audible has provided in Schedules 2.1 and 2.2 a description of the material systems, software, infrastructure and other technology components (based on the initial design for the Business as of the Effective Date), that are necessary for Company to have in place if the Business is Transitioned from an Audible Services environment, so that Company may operate the Business in substantially the same manner as was designed to be operated while Audible was providing the Services (the “Necessary Technologies”). The parties will mutually agree upon a process for updating Schedules 2.1 and 2.2 so that the description of Necessary Technologies remains reasonably current as the design and functionality of Business evolves until and after Launch. As part of the Transition process, software owned by Audible and then-used in the Business will be licensed to the Company at no additional cost for use in the Business following a Transition. The use and licensing of such elements shall be addressed as part of the Transition process, including the specific terms governing use of such elements that are owned or provided by Audible. Audible will work with Company as part of any Transition to make available Audible’s existing standard documentation that is necessary for Company to operate the software and systems being transitioned to Company for operation independent of Audible.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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2.7 Training and Technical Assistance. Audible shall make available to Company adequate training for Company’s staff in order to enable Company to launch and maintain the Business in the Exclusive Field in the manner contemplated by the Project Plan and Company’s staffing. Audible shall further provide technical assistance in connection with the Launch and the maintenance of the Business, in the manner contemplated by this Agreement, the Project Plan and, as applicable, the Transition Plan.

ARTICLE 3
TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

3.1 License to Audible Trademarks. Subject to the terms and conditions of this Agreement, and in consideration for the fees paid by Company to Audible hereunder: (i) Audible grants to Company a license to use the Audible brand and trademarks identified in Schedule 3.1 (as Schedule 3.1 may be modified and/or augmented by Audible in writing from time to time) and goodwill connected therewith (the “Marks”), during the Term, solely for the operation of the Business consistent with this Agreement; and (ii) Audible agrees that Company’s rights to use the Marks shall be exclusive within the Exclusive Field (except for any rights Audible must retain to exercise its rights, or to perform its obligations under this Agreement), and to avoid doubt, the parties expressly agree that Company’ exclusive rights shall be limited to the Exclusive Field. No other use of the Marks shall be permitted without Audible’s prior written approval in each case. Subject to the terms and conditions of this ARTICLE 3, the license granted hereunder shall specifically include the right to use the Marks in combination with Company’s own trademarks, service marks, trade names and trade dress in connection with the operation of the Business consistent with this Agreement. Notwithstanding the foregoing, Company understands that Audible will not delete from Schedule 3.1 any of the “Core Marks” identified in Schedule 3.1 unless Audible does so due to: (1) a requirement of law or governmental authority, (2) to avoid liability to a third party, (3) because of Company’ failure to cure a breach of this ARTICLE 3, or (4) because Audible has elected to generally restrict or cease use of the Mark in connection with the Audible Service (although, in the case of (4), Audible will work with Company to give Company a reasonable period of time to transition away from using the applicable Core Marks). If Audible elects to allow a registration for a Mark to lapse, other than for one of the reasons stated in (1) - (3) of the previous sentence, Audible agrees to provide Company with the opportunity to continue using the Mark during the Term, provided Company continues to comply with this Agreement and pays any amounts required to continue Audible’s registration of the Mark in the applicable jurisdiction.

3.2 Ownership Of The Marks.

3.2.1 General. Company acknowledges and agrees that: (i) Audible is the sole and exclusive owner of all right, title and interest in and to the Marks, including without limitation for use in connection with the Audible Service; and (ii) Company recognizes the value of the goodwill associated with the Marks in connection with such products and acknowledges that the Marks and all rights therein, the goodwill pertaining thereto and any registrations therefor worldwide belong exclusively to Audible, and all use of the Marks under this Agreement shall inure to the benefit of Audible. Subject to the foregoing, Audible acknowledges and agrees that Company shall be deemed the sole and exclusive owner of all right, title and interest in and to the trademarks owned by Company that do not incorporate the Marks or any other branding or trademarks of Audible (the “Company Marks”). Use of the Company Marks shall inure to the benefit of Company. Notwithstanding the foregoing, all trademarks and brands owned by third parties shall remain the sole and exclusive property of such parties.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.2.2 Non-Contravention. Company agrees that during the Term, and at all times thereafter, it will not, directly or indirectly, challenge or attack the title or any rights of Audible in and to the Marks or any applications for registration or registrations of such Marks or assist others in doing so in any way. Further, Company agrees and acknowledges that it shall use the Marks in accordance with the terms set forth in this Agreement and shall not take any action to diminish, dilute or tarnish the value and/or quality of the Marks including, without limitation, any act that may infringe and/or lead to the infringement of the Marks and/or any intellectual property rights affiliated with the Marks.

3.2.3 Marketing Strategy; Quality Controls.

(a) Company may incorporate the “look and feel” of the Audible Service (e.g., coloring, placement of branding and navigation elements, links, etc.) into the Business, and Company shall have the overall responsibility and right to control its own local advertising strategy related to promotion of the Business, subject to the terms of Section 3.2 with respect to the use of the Audible Marks. (For purposes of this Section 3.2, the term “Marks” shall be deemed to include the “look and feel” of the Audible Service.) Company agrees that it shall not advertise the Business in any manner that would reasonably be expected to cause confusion between the Business and the Audible Service or which would dilute or diminish the value of the Marks. By way of illustration and not limitation, unless otherwise agreed in writing by Audible Company shall limit all of its advertising and marketing copy to the German language (which shall not prevent Company from using isolated English language idioms, words or expressions in its advertising), and shall clearly distinguish Company and the Business (as the provider of German-language digital audio books and spoken word audio content) from the Audible Service (as the provider of English and all other language digital audio books and spoken word audio content).

(b) Company acknowledges the importance to Audible of its goodwill and reputation with consumers of maintaining high, uniform standards of quality in the products sold and services provided under the Marks. Company agrees to use the Marks only in the form, fonts and styles and with such appropriate proprietary notices and legends as prescribed from time to time by Audible. Company’s use of the Marks will meet or exceed Audible’s quality standards and use guidelines as expressed by Audible to Company from time to time and be consistent with (and be subject any restrictions on use necessary to comply with) applicable law. Audible shall have the right to exercise quality control over the use of its Marks to the degree that Audible reasonably deems necessary to maintain the validity and enforceability of such Marks (and the Audible brand generally) and to protect the goodwill associated therewith. If Audible, in its reasonable opinion, finds that Company’s use of the Marks materially threatens the goodwill, value or validity of the Marks and/or that Company is not complying with its obligations under this Section, Audible may require that Company take immediate steps to rectify the problem. At Audible’s discretion, Audible also may escalate the problem through the parties’ respective senior managers and/or require that Company immediately stop using such Mark(s) pending resolution of the problem (e.g., if necessary to protect Audible’s rights or to avoid liability). Company agrees to work with Audible reasonably and in good faith to respond to Audible’s concerns under this Section in a timely and expeditious manner.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.3 Ownership of Intellectual Property Generally. Except as expressly agreed in writing otherwise, Audible and Company (or their respective licensors and suppliers, as applicable) each shall be deemed to be the sole and exclusive owner of any pre-existing or independently created proprietary technologies, tools, content and other intellectual property that they each may provide or use, or license to each other, in the course of this Agreement or in connection with the Business, and all derivatives, enhancements and improvements thereto, including all copyrights and other intellectual property rights inherent therein or appurtenant thereto and also including, as far as Audible is concerned, the Marks and the Audible Know-How (as defined below) (the “Audible IP” and the “Company IP”, respectively). By way of example and not limitation, each party’s respective intellectual property includes its pre-existing or independently developed content, software, systems, products, tools, utilities, processes, technologies, methods of doing business, and Confidential Information (as the term is defined in Section 8.2). For purposes of clarity, the Audible IP also includes any Audible Know-How that may be provided, disclosed or used by Audible in the course of this Agreement or in connection with the Business. The term "Audible Know-How" means the trade secrets, Confidential Information, methods, unpatented inventions, technical data, formulations, proprietary production process know-how and show-how, technology and technical information which are owned and/or developed, in whole or in part, by Audible as of the Effective Date, and any derivatives thereof.

3.3.1 Audible Know-How License. To the extent that Audible provides or discloses any Audible Know-How under this Agreement to Company, and to the extent necessary for Company to develop and operate the Business and for such purpose Audible grants to Company, subject to the terms and conditions of this Agreement, a non-transferable license during the Term to use such Audible Know-How solely to conduct the Business. Subject to the terms and conditions of this Agreement, Audible agrees that Company’s rights to use the Audible Know-How under this Section shall be exclusive as to the market defined by the Exclusive Field (except for any rights Audible must retain to exercise its rights, or to perform its obligations under this Agreement).

3.3.2 Other Audible Materials. Subject to the terms and conditions of this Agreement, Audible grants to Company, under Audible’s applicable intellectual property rights, a non-transferable license during the Term to use the Other Audible Material solely to conduct the Business. Unless otherwise agreed by Audible, the Other Audible Materials may only be used by Company in their intended manner and for the purpose for which they are provided. Company understands that its rights to use the Other Audible Materials and the manner in which the Other Audible Materials may be used shall be subject to any limitations on Audible’s rights and any other limitations to which Audible is subject. The term “Other Audible Materials” means intellectual property and proprietary materials of Audible that Audible provides to Company for use in the Business, that are not the subject of another license granted to Company pursuant to this Agreement or of another agreement between Audible and Company.

3.3.3  Additional Updated Technologies. Audible agrees during the Term to provide or make available to the Business, to the extent that Audible has the rights to do so, the future developed and implemented technologies and intellectual property that are used to operate the Audible Service, for use by the Business in substantially the same manner as such materials are used in the Audible Service. The parties shall mutually agree upon a process for including in the Business new technologies that are implemented for the Audible Service without additional costs other than those related to or arising out of the Business.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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3.4 Audible Content. Audible agrees to make available to Company for the Business all Audible Content for which Audible has the necessary worldwide rights, that are licensed or otherwise controlled by Audible and that Company may request, and Company shall pay Audible’s cost for such Content. Company agrees that it only shall license, use and distribute such Content subject to terms and procedures that are at least as protective of Audible’s (and its licensors’) rights as those that Company uses to protect its own (and its licensors’) rights in and to Company Content similarly used and distributed. Company understands that its rights to use any such Content and the manner in which such Content may be used also shall be subject to any limitations to which Audible is subject. Notwithstanding anything to the contrary in this Agreement, Audible shall have the right to withdraw and cease making available any particular Content, in Audible’s business discretion, and Company shall comply with any notice or requirement from Audible in that regard. All End User licenses to any Content of Audible shall be subject to such agreements, terms and conditions as are established or required by Audible from time to time, and in establishing such agreements, terms and conditions Audible will take into account that the laws applicable to End Users domiciled in territories in the Exclusive Field may require adjustments and adaptations.

3.5 Company Content. Company agrees to make available Company’s content for licensing, use and distribution by Audible in connection with the Audible Service, to the extent that Company has the right to grant such rights to the content. If and to the extent Audible elects to license any such content from Company, Audible agrees to pay Company * * * derived from Audible’s licensing and distribution of the content in connection with the Audible Service. The parties shall mutually agree upon a payment schedule for any such royalty payments, but such payments shall be made on a quarterly basis.

3.6 Rights Reserved. All rights not expressly granted by the parties are reserved.

3.7 Moral Rights and Similar Rights. With respect to any assignments of rights to Audible under this Agreement, such assignment also shall be deemed to include the following. Company either assigns to Audible, or waives and agrees never to assert against Audible or any third party, any “moral rights”, “droit moral” or similar rights that Company may have or obtain in any of the assigned materials or in any intellectual property or other property of Audible. Company agrees to obtain assignments or waivers consistent with the foregoing from any third party or affiliated entity that may have any such rights in any such materials, for purposes of confirming and securing Audible’s rights.

ARTICLE 4
FINANCIAL TERMS

4.1 Audible’s Non-Services Related Compensation. As partial consideration for the licenses and rights granted to Company, Audible shall be compensated in accordance with this Section 4.1 in addition to the Monthly Payment.

(a) Company agrees to pay to Audible a Revenue-based royalty in accordance with this Section 4.1 (the “Royalty”). The Royalty is subject to the Core Business being on a positive EBITA basis, taking the Royalties and the cost of free hardware provided to End Users as expenses into consideration. The payable percentages of the Royalty depend upon the Margin, as follows:

❑	If the Margin is between * * *% and * * *%, the Royalty to be paid to Audible will be * * *% of Revenue, with a cap of € * * * for the contract year;
❑	If the Margin is above * * *% and below * * *%, the Royalty to be paid to Audible will be * * *% of Revenue, with a cap of € * * * for the contract year;

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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❑	If the Margin is above * * *% and below * * *%, the Royalty to be paid to Audible will be * * *% of Revenue, with a cap of € * * * for the contract year; and
❑	If Margin is above * * *%, the Royalty to be paid to Audible will be * * *% of Revenue, with a cap of € * * *for the contract year.

Each Royalty payment shall be accompanied by a statement documenting and verifying the calculation of the Royalty, the amount due, and such other information as the parties may agree upon. The terms: (i) “Core Business” means the licensing and distribution of digital spoken word content and any other business activities of the Business that use or are based in whole or in part on Audible IP, as it may now or in the future exist, excluding revenues from the sales of devices, (ii) “Margin” means EBITA/Revenue, in each case for the Core Business according to the annual accounts of the Company and calculated in accordance with IAS, and (iii) “Revenue” means the net sales generated out of the Core Business. As used above, the term “distribution” includes, without limitation: (a) distributing via various methods i.e., downloads streaming, push- and pull services, regardless of whether such methods are currently developed and known already or will evolve in the future; (b) distributing over various networks such as but not limited to Internet capable networks, satellite networks, cellular networks, radio networks; (c) distributing in the context of various services such as but not limited to www, e-mail, FTP, P to P Applications; (d) distributing in various formats such as but not limited to MP3, MP4, wma, realaudio, egg vorbis, etc.; (e) distributing on various devices such as but not limited to PC, Mobile Phones, PDA, Smartphones; Audio Players and portable Audio Devices, in each case either alone or in a joint venture; and (f) other forms of distribution now existing or in the future developed.

(b) The Royalty covers the post-Launch period licenses granted to Company, updates of the Audible software, as well as the use of third party software licenses as they exist as of the Effective Date (e.g., Broadvision) to the extent Audible has the right to grant such use rights to use third party software, and for use of hardware existing as of the Effective Date (e.g., server capacity). The Royalty is not intended for Incremental Expenses or the Services. For the avoidance of doubt, if Audible does not have sufficient usage capacity under an existing software license to accommodate the Business, the cost of any Incremental Expenses incurred by Audible to expand or obtain additional licenses to cover such additional capacity will be borne by Company as described in Section 2.3.

4.2 Payment of Royalty. The basis for the calculation of the Royalty shall be the immediately preceding fiscal year of the Business. The Royalty shall be due once per fiscal year and shall be paid (if and to the extent the applicable conditions for payment of the Royalty have been met for the applicable fiscal year) two (2) weeks after the financial statements for the Business for such preceding fiscal year have been audited, approved and adopted. The first fiscal year of the Business for this purpose shall be a “stub” year, starting on the date the Business commences its operations and ending on December 31, 2004.

4.3 Company Remedies. Any monetary remedies of the Company related to Audible’s non-performance of Services shall be as mutually agreed.

4.4 Tax. The parties will cooperate with each other to provide such information as is necessary to comply with their respective tax obligations resulting from this Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1 Warranties by Audible. Audible hereby represents and warrants to Company that:

(a) Organization; Power. Audible is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Audible has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authority; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Audible. This Agreement constitutes the legal, valid and binding agreement of Audible, enforceable against Audible in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not (i) conflict with or result in any violation of any provision of the organizational documents of Audible, as amended to date; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Audible is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Audible.

(d) Non-Infringement. The elements of Audible IP identified in Schedule 5.1(d) (the “Owned Audible IP”) are owned by Audible, and Audible has received no written claim that the Owned Audible IP infringes upon any other party’s intellectual property rights or any other proprietary rights, except for any claims that may be described in Schedule 5.1(d).

(e) Ownership; Right to Use. Subject to Section 5.1(d) and Schedule 5.1(d), Audible has full and valid title to the Audible IP or a valid right to use the Audible IP.

5.2 Warranties by Company. Company hereby represents and warrants to Audible that:

(a) Organization; Power. Company is a limited liability company established under the laws of Germany with its seat in Munich, duly organized, validly existing and in good standing under the laws of Germany. Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Authority; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Company. This Agreement constitutes the legal, valid and binding agreement of Company, enforceable against Company in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not (i) conflict with or result in any violation of any provision of the organizational documents of Company, as amended to date; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Company is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(d) Non-Infringement. To the Company’s knowledge, the Company IP does not infringe on any other party’s intellectual property rights or any other proprietary rights.

(e) Ownership; Right to Use. Subject to Section 5.1(d) and Schedule 5.1(d), Company has full and valid title to the Company IP or a valid right to use the Company IP.

5.3 Disclaimer of Other Warranties. THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED OR OTHER WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. ALL OTHER WARRANTIES ARE DISCLAIMED.

ARTICLE 6
BOOKS, RECORDS, REPORTING AND AUDITS

6.1 Books and Records; Financial Statements. During the Term and until the later of five (5) years following termination or expiration of this Agreement or until all pending matters related to this Agreement and the Business are closed, the parties will maintain complete and accurate books and records related to this Agreement and the Business, consistently applied and in accordance with International Accounting Standards and local accounting requirements. These books and records will be reasonably sufficient to enable each party to audit the other party’s undertakings with respect to this Agreement and the Business and to verify compliance with this Agreement and applicable laws. The Business’s financial statements (and, as the case may be, the financial statements of the legal entity operating the Business) shall be audited by a reputed, agreed upon audit firm (such as KPMG, Ernst & Young, PWC, and the like), and then approved and adopted by the Business (or, as the case may be, by the relevant corporate bodies of the legal entity operating it). The financial statements of the Business (or, as the case may be, of the legal entity operating it) shall be made in accordance with IAS.

6.2 Financial Audits. During the Term and for a period of one (1) years following termination of this Agreement, each party (and its designated auditors) shall have the right to audit fully the relevant accounting and other financial books and records of the other party, to the extent such are related to the Business, to verify amounts charged, paid or payable under this Agreement and otherwise verify conformance with the financial terms of this Agreement and compliance with applicable accounting requirements. Such audit shall be conducted at the normal place where such books and records are stored, during normal business hours. Each party shall provide the other party and its representatives such information and assistance as may be reasonably requested in order to perform such audits; provided, however, that the parties shall endeavor to arrange such assistance in such a way that it does not interfere unreasonably with the conduct of the audited party’s business. Each party may conduct such audits up to once per rolling 6-month period, and each audit shall be upon reasonable prior written notice to the audited party. If any audit under this Section reveals any undisputed lack of compliance or other discrepancy with any requirement of this Agreement (including any underpayment or overpayment to the other party) the audited party or the party having received an overpayment, as the case may be, shall come into compliance promptly, at its expense, with underpayments and overpayments earning interest at the rate of one percent (1%) per month or, if less, the maximum rate allowed at law. Further, in the event such inspection or audit is made necessary by a party’s failure to furnish reports, supporting records or other information in accordance with this Agreement, or to furnish such reports and information on a timely basis, or if an undisputed underpayment or overpayment exceeds five percent (5%) of amounts otherwise paid or owing, then the audited party or the party having received an overpayment, as the case may be, also shall reimburse the other party for the reasonable expenses associated with such audit, including, without limitation, the charges of any independent accountants and the travel expenses, room and board and compensation of the auditing party’s employees engaged in the audit.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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6.3 Third Party Auditors. Use of a third party auditor under this Section shall be subject to such third party’s execution of a confidentiality agreement reasonably acceptable to the audited party (with agreement not being withheld unreasonably) to protect the confidentiality of the audited information.

6.4 Audit Follow-Up. Following an audit or examination under this Section, the auditing party may request an exit conference with the other party to obtain factual concurrence with issues identified in the audit. If and to the extent there is good faith disagreement that is not rectified in the normal course, such disagreement shall be escalated for resolution in accordance with ARTICLE 10. The parties also, upon request, will meet to review each audit report to agree mutually upon the appropriate manner, if any, in which to respond to suggested changes suggested by the audit report. The parties agree to develop operating procedures for the sharing of audit findings and reports related to the operating practices and procedures of the parties under this Agreement.

ARTICLE 7
TERM AND TERMINATION

7.1 Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and, unless terminated sooner in accordance with this Agreement, shall continue for a period of thirty (30) months. This Agreement thereafter may be renewed by the Company in its sole discretion for successive five (5) year periods if a majority of the non-Audible members of the Board of Directors of the Company agree to renew this Agreement and provide notice of renewal to Audible prior to the expiration of the Initial Term or the then-current renewal period (which together with the Initial Term, collectively constitutes the “Term”).

7.2 Termination By Parties For Cause.

(a) Subject to the completion of the process set forth in Section 7.2(b) in accordance with the applicable timeframes, this Agreement will terminate immediately upon delivery of written notice of termination to the respective other party, if such party has not complied with the relevant obligation within thirty (30) days after a written request to comply is delivered to it, if:

(i) A party: (1) makes any material misrepresentation or omission in the course of the other party’s determining whether to enter into or remain in this Agreement, or (2) materially breaches any representation, warranty or certification set forth in this Agreement;

(ii) A party makes any unauthorized use of the Marks (in the case of Company) or any unauthorized use or disclosure of the Business or other Confidential Information; or per this Agreement Company materially or repeatedly breaches its obligations under Sections 3.1 or 3.2 or there is any unauthorized use or disclosure of Confidential Information of Audible or Company that is material but not reasonably capable of cure; or

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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(iii) A party makes an unauthorized transfer of any interest in this Agreement or (in the case of Company) the Business.

In addition, this Agreement will terminate immediately upon a party’s delivery of written notice to the other party if such other party fails to make payments of any more than insignificant amounts due to the other party, or otherwise fails to comply with any other material provision of this Agreement or any other material agreement between Company and Audible or any applicable material law or material mandatory standard or material operating procedure, and, in each case, does not correct the failure within thirty (30) days after written notice of the failure to comply is delivered to the other party.

(b) Prior to exercising any of the preceding termination rights, the parties agree to use their good faith efforts to resolve the problem through direct negotiations and escalation in accordance with Section 10.1, without the requirement of entering into arbitration unless mutually agreed; however, in such event, the timeframe for internal escalation shall be thirty (30) days or such other period that the parties may mutually agree upon.

7.3 Rights and Obligations of the Parties Upon Termination.

7.3.1 Payment of Amounts Owed. Within ten (10) days after this Agreement terminates, each party shall pay the other party all amounts that the first party then owes the other party.

7.4 Marks. Company agrees that after this Agreement terminates or expires, Company shall:

(a) not directly or indirectly at any time or in any manner (except where mandatory under applicable law) identify Company’s or any business as Audible’s current or former licensee or as otherwise associated or formerly associated with Audible, use any of the Marks or any colorable imitation of a Mark in any manner or for any purpose, or use for any purpose any trade name, trademark, service mark or other commercial symbol that suggests or indicates a connection or association with Audible;

(b) remove all of the Marks from any and all facilities, marketing copy and other materials Company has used and which are not solely for internal use of the Business and therefore not accessible to third parties, and return to Audible (or, at Audible’s option, destroy) all unused invoices, purchase orders, advertising and marketing materials, forms and other materials containing any Mark or otherwise identifying or relating to Audible or any of its intellectual property;

(c) take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to Company’s use of any Mark;

(d) if applicable, notify all appropriate parties of the termination or expiration of Company’s right to use all domain names and web sites using the Marks and authorize the transfer to Audible or Audible’s designee of all rights to such domain names and web sites. Audible has the absolute right and interest in and to all such domain names and web sites and Company hereby authorizes Audible to direct all appropriate parties to transfer such domain names and web sites to Audible or Audible’s designee if this Agreement is terminated for any reason whatsoever. All parties may accept this Agreement as conclusive evidence of Audible’s right to such domain names and web sites and this Agreement will constitute the authority from Company for all parties to transfer all such domain names and web sites to Audible or Audible’s designee. For the avoidance of doubt, if Company decides to channel the Business through a domain name not containing the Marks or any Audible trademarks or branding, or through a web site on which the use of the Marks and all of Audible’s trademarks and branding can be discontinued, Company shall remain the owner of, and shall be entitled to continue to use, such domain name and web site, and its obligations shall be not to use the Marks or any other Audible trademarks or branding in such domain name and on such web site. Notwithstanding the foregoing, provided that Audible has not terminated this Agreement due to a breach by Company of this Agreement for cause, as provided above, the parties will discuss in good faith a plan for winding down use of the Audible Marks during the two (2) months following termination of this Agreement.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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7.5 Return of Confidential Material. Each party agrees that, after this Agreement terminates or expires, it will immediately cease using in any business or otherwise the Confidential Information disclosed to it under this Agreement and return to the other party all copies of the Confidential Information (including the customer and approved supplier lists Company used in the operation of the Business) and any other materials that might contain any Confidential Information or trade secrets of the other party except to the extent that a party reasonably requires Confidential Information of the other party to exercise its continuing rights. Any such information retained by a party shall continue to be subject to the terms and conditions of this Agreement.

7.6 Option to Assume the Business. If either party terminates this Agreement for cause, or if the Agreement expires after the expiry of the initial term or an extension period, if any, the parties agree to discuss in good faith, as part of the termination process, whether the Business would be continued by Audible post-termination, and how to accomplish Audible’s continuing the Business if Audible desires to do so.

ARTICLE 8
CONFIDENTIALITY

8.1 General. The parties each hereby acknowledge that as a result of the relationship established by this Agreement, each of them may have access to or may become aware of Confidential Information of the other party, and that such Confidential Information is a valuable and unique asset of such party. Audible and Company each hereby agrees to protect the confidentiality of all Confidential Information with at least the same degree of care with which it treats its own confidential information of similar importance (but in no event using less than commercially reasonable efforts). Each party agrees not to disclose any portion of the other party’s Confidential Information to third parties without the prior written consent of the other party, except as reasonably necessary to perform its obligations under this Agreement and as expressly authorized in this Agreement or required by applicable law.

8.2 Confidential Information Defined. As used above, “Confidential Information” means non-public information of a party, including confidential information regarding a party’s products, systems, and services, including their design, structure, or construction, as well as marketing, engineering and other plans, financial statements and projections, customer and supplier information, research, designs, compilations, methods, techniques, processes, procedures, and know-how, whether in tangible or intangible form, and whether or not stored, compiled or memorialized physically, electronically, graphically, photographically, or in writing. Confidential Information shall not include information that (i) is, as of the time of its disclosure of thereafter becomes part of the public domain through no fault of the receiving party; (ii) can be demonstrated by credible evidence: (x) as rightfully known to the receiving party prior to the time of its disclosure, or (y) to have been independently developed by the receiving party; (iii) is subsequently learned from a third party not under a confidentiality obligation to the disclosing party; or (iv) is required to be disclosed pursuant to a duly authorized subpoena, court order or government authority, provided that the receiving party has provided prompt written notice and assistance to the disclosing party prior to such disclosure, so that the disclosing party may seek a protective order or other appropriate remedy to protect against disclosure. In the event of a dispute, the party seeking to prove that information is not Confidential Information shall bear the burden of proof.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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ARTICLE 9
INDEMNIFICATION

9.1 Indemnification by Audible. Audible agrees to indemnify, defend and hold Company and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to: (i) the Audible IP, as provided by Audible, infringing upon any intellectual property rights of any third party, (ii) the breach of this Agreement, by Audible or anyone acting on its behalf, and (iii) Company’s compliance with specific instructions or requirements of Audible in connection with operating the Business. In addition, if in Audible’s reasonable opinion a claim that any of the Audible IP infringes upon the intellectual property rights of a third party is likely to be founded, Audible may, at its sole option and expense (subject to its agreements with its vendors and suppliers): (i) procure the right to continue using the affected item(s), (ii) replace or modify the infringing item(s) so that it becomes non-infringing, or (iii) if neither option (i) nor option (ii) is reasonably available or in Audible’s judgment reasonably feasible, terminate this Agreement with respect to the infringing items (without affecting Audible’s indemnification obligation, as described above). In no event will Audible’s obligations or liabilities under this Section extend to any matter for which Company is providing an indemnity, or to any Audible IP that has been modified by Company for use in the Business without the specific consent of Audible, and Audible also shall have no obligations or liabilities to the extent arising from or related to Company: (w) using or combining or co-mingling any Audible IP (or any part thereof) with non-Audible materials or information, (x) using Audible IP following notice from Audible to cease use as a result of an actual or alleged infringement, (y) using the Audible IP in an unauthorized, unlawful or inappropriate manner, or (z) with respect to any claim or liability in which Company or any of its Indemnified Parties has a pecuniary or other material interest.

9.2 Indemnification by Company. Company agrees to indemnify, defend and hold Audible and its Indemnified Parties harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to: (i) the Company IP infringing upon any intellectual property rights of any third party, (ii) the conduct or operation of the Business, or the breach of this Agreement, by Company or anyone acting on its behalf, and (iii) Audible’s compliance with specific instructions or requirements of Company in performing any Services or in connection with operating the Business. In addition, if in Company’s reasonable opinion a claim that any of the Company IP infringes upon the intellectual property rights of a third party is likely to be founded, Company may, at its sole option and expense (subject to its agreements with its vendors and suppliers): (i) procure the right to continue using the affected item(s), (ii) replace or modify the infringing item(s) so that it becomes non-infringing, or (iii) if neither option (i) nor option (ii) is reasonably available or in Company’s judgment reasonably feasible, terminate this Agreement with respect to the infringing items (without affecting Company’s indemnification obligation, as described above). In no event will Company’s obligations or liabilities under this Section extend to any matter for which Audible is providing an indemnity, or to any Company IP that has been modified by Audible for use in the Audible Service without the specific consent of Company, and Company also shall have no obligations or liabilities to the extent arising from or related to Audible, in connection with the Audible Service or its activities not related to the Business: (w) using or co-mingling any Company IP (or any part thereof) with non-Company materials or information, (x) using Company IP following notice from Company to cease use as a result of an actual or alleged infringement, (y) using the Company IP in an unauthorized, unlawful or inappropriate manner, or (z) with respect to any claim or liability in which Audible or any of its Indemnified Parties has a pecuniary or other material interest.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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9.3 General Indemnity. Each party also shall indemnify, defend and hold the other party and its respective Indemnified Parties harmless from and against any and all third party claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees) arising out of or related to personal injury, including death, and tangible property damage caused by the negligent or intentional acts of a party or its employees, agents and/or subcontractors. Nothing contained in this Section, however, shall bar a claim for contributory negligence.

9.4 Indemnification Procedures. The indemnifying party’s obligations are conditioned upon the indemnified party: (i) giving the indemnifying party prompt written notice of any claim, action, suit or proceeding for which the indemnified party is seeking indemnity; (ii) granting control of the defense and settlement to the indemnifying party; and (iii) reasonably cooperating with the indemnifying party at the indemnifying party’s expense. Each party agrees to not settle any such claim, action, suit or proceeding for which it is indemnifying the other in a manner which does not result in the complete, unconditional release of the indemnified party from all claims and liabilities without first consulting the other and obtaining its consent thereto (which shall not be unreasonably withheld). Notwithstanding the foregoing, an indemnified party may, at its option and expense, participate in the defense or settlement of any claim, action, suit or proceeding covered by this Article.

ARTICLE 10
DISPUTE RESOLUTION

10.1 Internal Escalation. The parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in direct negotiations. These direct negotiations shall be conducted by the respective designated Relationship Manager of each party, and the dispute shall be escalated internally by each party as reasonably necessary or appropriate to seek resolution of the dispute. If the parties are unable to resolve the dispute between them through these negotiations within sixty (60) days following their commencement (or within such other period as the parties may otherwise agree upon), then any such disputes shall be settled by binding arbitration in accordance with Section 10.2.

10.2 Arbitration. All arbitrations of disputes shall be under the then-current Rules of Conciliation and Arbitration of the International Chamber of Commerce (“ICC”); however, the parties each shall have at all times the unrestricted right to seek any injunctive or equitable relief available to it under applicable laws. If the parties cannot agree on a single neutral arbitrator for the dispute, each party will select a neutral arbitrator, and the two arbitrators so selected will select a third neutral arbitrator. If the arbitrators chosen by the parties cannot, despite good faith efforts, agree on the choice of the third arbitrator within a period of thirty (30) days after their nomination, then the third arbitrator shall be appointed by the ICC. With respect to any arbitration proceedings arising under this Agreement, additional or alternative procedural rules may be adopted by written agreement of the parties.

10.3 Jurisdiction. The parties shall use their good faith reasonable efforts to complete the arbitration in an expeditious manner. The location of the arbitration shall be Munich, Germany, unless another venue is mutually agreed upon in writing. The arbitration shall be conducted in the English language. Relevant documents in other languages shall be translated into English if the arbitrators so direct. The parties agree that they will, before the hearing of any dispute, make discovery and disclosure of materials and documents relevant to the subject matter of such dispute. The parties undertake to maintain confidentiality throughout the entire course of the arbitration process, including with respect to the existence of a dispute, the documents and other information provided or used, and the contents of the arbitral award issued. A written transcript in English of the hearing will be made and furnished to the parties. Examination of witnesses by the parties and by the arbitrators will be permitted.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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10.4 Procedure. The arbitrators will decide in accordance with the terms and limitations set forth in this Agreement and will take into account any appropriate international trade usages applicable to the transaction. The arbitrators will issue a reasoned written decision stating the basis upon which any award or decision is based. The award of the arbitrators will be binding upon the parties. Judgment upon the award may be entered in any court of competent jurisdiction. An application may be made to any such court for judicial acceptance of the award and an order of enforcement. Pending the arbitrators’ decision, each party will bear its own costs and expenses and an equal share of the administrative fees of arbitration and the fees payable to the arbitrators. The parties expressly stipulate that the United States District Court and the state trial courts in the state in which Audible’s principal offices are then-located are courts of competent jurisdiction for purposes of obtaining equitable relief or enforcing any relief granted or award rendered by the arbitrators.

ARTICLE 11
LIMITATIONS ON LIABILITY

TO THE MAXIMUM EXTENT ALLOWABLE AT LAW AND EXCEPT AS SET FORTH IN ARTICLE 9 RESPECTING INDEMNIFICATION AND EXCEPT FOR INSTANCES OF FRAUD OR WILLFUL OR INTENTIONAL MISCONDUCT, NEITHER AUDIBLE NOR COMPANY SHALL HAVE ANY LIABILITY ARISING UNDER OR RELATED TO THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR COVER DAMAGES (INCLUDING FOR LOST PROFITS OR LOST SAVINGS) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE, STRICT LIABILITY AND OTHER TORT OR CONTRACT CAUSES OF ACTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 12
MISCELLANEOUS

12.1 Captions; References; Terminology. Captions and titles of Sections, Schedules, Exhibits and other Attachments that are used in this Agreement are used herein for convenience of reference only and shall not be used in the construction or interpretation of this Agreement. Any reference herein to a particular Section or Paragraph number (e.g., ”Section 2”), shall be deemed a reference to all Sections of this Agreement that bear sub-numbers to the number of the referenced Section (e.g., Sections 2.1, 2.1.1, etc.). As used herein, the word “including” shall mean “including, without limitation.”

12.2 Severability and Substitution of Valid Provisions. The provisions of this Agreement are considered severable. If any court, agency or other tribunal with proper jurisdiction in a proceeding to which Company and Audible are a party holds, in a final ruling, that any part of this Agreement is invalid or conflicts with any applicable law, then such provision shall be deemed to be restated so as to be enforceable, to the maximum extent permissible under law, consistent with the intent and economic benefits of the original provision; the remainder of this Agreement shall remain in full force and effect. The other parts of this Agreement which are meaningful after the deletion or modification of the invalid part(s) will continue to be effective and bind Company and Audible. To the extent that any of the restrictive covenants contained in this Agreement are deemed unenforceable because of their scope in terms of area, activity prohibited and/or length of time, the parties agree that the unenforceable provision will be deemed modified or limited to the extent and in the manner necessary to make that particular provision valid, and to make such obligations enforceable to the fullest extent possible, under the laws applicable to the covenant’s validity. The parties agree to be bound by each provision of this Agreement to the greatest extent to which the parties may lawfully be bound.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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12.3 Waiver.

12.3.1 Unilateral Waiver. Either Company or Audible may, by written notice, unilaterally waive or reduce any obligation of or restriction on the other party under this Agreement, effective upon delivery of written notice thereof to the other party or at such other effective date as stated in the notice. Any waiver or reduction a party grants will be without prejudice to any other rights that party may have, will be subject to such party’s continuing review and may be revoked at any time for any reason, effective upon delivery to the other party of written notice thereof.

12.3.2 No Guarantees. If one party gives the other party any waiver, approval, consent or suggestion, or if the first party delays its response to or deny any request for any waiver, approval or consent, such first party will not be deemed to have made any warranties or guarantees on which the other party may rely, and will not assume any liability or obligation to the other party.

12.3.3 No Waiver. If at any time one party does not exercise a right available under this Agreement or do not insist on the other party’s compliance with any one or more terms of the Agreement, or if a custom or practice develops between the parties which is inconsistent with this Agreement, the first party will not have waived the right to exercise the right or to demand compliance with that term or any of the other terms of this Agreement at a later time. Similarly, the waiver of any particular breach or series of breaches under this Agreement or of any term in any other agreement between Company and Audible will not affect a party’s rights with respect to any later breach. It will not be a waiver of any breach of this Agreement for a party to accept payments which are due to that party under this Agreement after the due date. Any agreement that a party has, or any action that such party takes, with a third party will have no effect on that party’s rights or on the other party’s obligations under this Agreement or any action one party may take with respect to the other party.

12.4 Cumulative Remedies. The rights and remedies that this Agreement grants to either party are cumulative and the exercise of any right or remedy will not prohibit either party from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

12.5 Written Consents From Audible. Whenever this Agreement requires a party’s advance approval or consent, the other party agrees to make a timely written request for it. A party’s approval or consent will not be valid unless it is in writing and made by a duly authorized representative.

12.6 Governing Law. This Agreement shall in all respects be governed by the laws of Germany without giving effect to Germany’s conflicts of laws principles, and excluding the U.N. Convention on Contracts for the International Sale of Goods.

12.7 Binding Effect. This Agreement is binding on and will inure to the benefit of the parties’ successors and assigns.

12.8 Entire Agreement. This Agreement, including its Schedules, Exhibits and attachments, constitutes the entire agreement between Company and Audible regarding its subject matter, and there are no other oral or written understandings, representations or agreements between Company and Audible concerning the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by both Company and Audible. The parties agree that this Agreement has been negotiated in English and that the English language version of this Agreement shall control over any other versions.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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12.9 No Liability To Others. Except as provided otherwise in this Agreement, one party will not, because of this Agreement or any approvals, advice, payments or services provided to the other party, be liable to any person or legal entity who is not a party to this Agreement, and no other party will have any rights against the parties because of this Agreement.

12.10 Construction. All headings of the various sections and paragraphs of this Agreement are for convenience only and do not affect the meaning or construction of any provision. All references in this Agreement to the singular usage will be construed to include the plural and the masculine and neuter usages to include each other and the feminine. If two or more persons or entities other than Audible constitute the Business under this Agreement, such parties’ obligations and liabilities under this Agreement will be joint and several with Company, and any breach of this Agreement by any such person or entity shall be deemed to be the breach of Company for purposes of this Agreement. All rights and benefits granted hereunder to each party may be exercised and enjoyed by any existing or future subsidiary of either party but only under the authority of and with joint and several liability by the applicable party, unless otherwise mutually agreed by Audible and Company. Except where this Agreement expressly requires that one party reasonably approve or not unreasonably withhold its approval of any of the other party’s actions or requests, the first party shall have the absolute right to refuse any of the other party’s requests or to withhold its approval of any of the other party’s actions or omissions. The words “include” and “including” shall be interpreted to mean “including, but not limited to.”

12.11 Multiple Originals. The parties may execute multiple duplicate copies of this Agreement, and each executed copy will be deemed an original. Counterparts may be executed in either original or faxed form, and the Parties hereby adopt as original any signatures received via facsimile with confirmation of receipt.

12.12 Relationship of the Parties. The parties are independent contractors for all purposes of this Agreement. Neither party (nor any employee, subcontractor or agent thereof) shall be deemed or otherwise considered a representative, agent, employee, partner, franchisee or joint venturer of the other as a result of this Agreement. Further, neither Party (nor any employee, subcontractor or agent thereof) shall have the authority to enter into any agreement, nor to assume any liability, on behalf of the other party, nor to bind or commit the other Party in any manner, except as expressly provided in this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that: (i) the specific marketing and promotional activities to be undertaken by Company shall be under the control of Company and that Audible is not prescribing any particular marketing plan or methodology under this Agreement for the Business, (ii) this Agreement does not establish, or purport to establish, any equity joint venture of any form or fashion (i.e., a partnership, corporation or the like), and (iii) Company and Audible shall each be solely responsible for the creation of its own advertising and promotional materials, and for training materials for their own personnel.

12.13 Injunctive Relief. Notwithstanding anything to the contrary contained in this Agreement, Audible and Company have the right at all times in any proper case to obtain equitable relief, including temporary restraining orders and temporary or preliminary injunctive relief, from any court of competent jurisdiction.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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12.14 Notices And Payments. All written notices and reports permitted or required to be delivered by the provisions of this Agreement (or any Exhibit to this Agreement) will be deemed delivered at the following times: (a) the time delivered by hand; (b) one (1) business day after transmission by facsimile or other electronic system with proof of delivery or after placement with a reputable international commercial courier service for next business day delivery; (c) seven (7) business days after placement in the relevant postal mail by registered or certified mail, return receipt requested, postage prepaid, or (d) upon refusal of receipt by the party receiving the notice. All notices and reports must be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. Each party agrees to send any and all payments and required reports to the respective other party at any address(es) such other party designates to the first party in writing. Any required payment or report which the relevant party does not actually receive at the correct address during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.

12.15 Assignment. The parties may not assign, delegate or otherwise transfer this Agreement without the consent or permission of the other party (which shall not be withheld unreasonably); except that, Audible may assign, delegate and/or transfer this Agreement without the consent or permission of Company as part of or otherwise in connection with a sale of all or substantially all of the assets of Audible. This Agreement shall be binding upon and inure to the benefit of the parties’ successors and permitted assigns.

12.16 Force Majeure. Neither party shall be liable for its failure or delay to perform its obligations hereunder if such failure is prevented, restricted or interfered with by reason of fire, flood, earthquake, or other acts of God, or by reason of a general unavailability or shortage of materials or Products or failures of suppliers, embargo, strikes, labor disputes, explosions, riots, acts of terrorism, war or other violence, or by reason of any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other act or condition whatsoever beyond the reasonable control of such party.

12.17 Further Assurances. Each party agrees, at the other party’s request and reasonable expense, to provide reasonable assistance and cooperation to the other party and its designees, and to give testimony and execute documents and to take such further acts reasonably requested by the other to acquire, transfer, maintain, perfect, and enforce the other party’s intellectual property rights as described in this Agreement, and as may be necessary to effectuate the Transition of the Business or any other transactions contemplated by this Agreement.

12.18 Survival. The terms of this Agreement that by their nature should survive this Agreement shall survive any termination or expiration of this Agreement, including without limitation, restrictions on use of each party’s property, the terms of Section 5.3, and ARTICLE 6-ARTICLE 12.

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

AUDIBLE, INC.		Audible.de GmbH

By:	/s/ Andrew Kaplan	By:	/s/ Arik Meyer
Name:	Andrew Kaplan	Name:	Arik Meyer
Title:	CFO	Title:	MD
Date:	August 30, 2004	Date:	August 30, 2004

***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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